                           OFFER TO PURCHASE FOR CASH

            ALL SHARES OF COMMON STOCK AND UNIT VOTING COMMON STOCK (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                      AND

  ALL SHARES OF SERIES A CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK AND
           SERIES B CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK

                                       OF

                          URBAN SHOPPING CENTERS, INC.

                                       AT

                              $48.00 NET PER SHARE

                                       BY

                            HEAD ACQUISITION, L.P.,

                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF
                           RODAMCO NORTH AMERICA N.V.

--------------------------------------------------------------------------------

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON MONDAY, OCTOBER 30, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                 October 2, 2000

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase dated October 2, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Head Acquisition, L.P., a Delaware limited partnership (the "Purchaser") and an indirect wholly-owned subsidiary of Rodamco North America N.V., a company organized under the laws of the Netherlands ("Rodamco NV"), to purchase all of the issued and outstanding (i) shares of common stock, par value $.01 per share (the "Public Common Shares"), including the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated May 5, 1999, as amended, between Urban Shopping Centers, Inc., a Maryland corporation ("Urban"), and First Chicago Trust Company of New York, as Rights Agent, (ii) shares of unit voting common stock, par value $.01 per share (the "Unit Voting Shares" and, together with the Public Common Shares, the "Common Shares"), including the associated Rights, (iii) shares of Series A Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share (the "Series A Preferred Shares"), and (iv) shares of Series B Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share (the "Series B Preferred Shares" and, together with the Series A Preferred Shares, the "Preferred Shares"; the Preferred Shares and the Common Shares, together, the "Shares") of Urban (other than those Shares then owned by Rodamco NV and its affiliates), at a purchase price of $48.00 per Share, net to the seller in cash (less any required withholding taxes), without interest thereon (such amount, or any greater amount per Share paid pursuant to the Offer, the "Per Share Amount"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal enclosed herewith. Unless the context otherwise requires, all references to the Common Shares shall include the associated Rights.

    Any stockholder who wants to tender Shares in the Offer and whose certificates representing such Shares ("Share Certificates") are not immediately available or time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary") on or before the Expiration Date (as defined Section 1 of the Offer to Purchase) or the procedures for book-entry transfer cannot be completed on time, may tender such Shares by following the procedures for guaranteed delivery set forth in Section 3 in the Offer to Purchase.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Please note the following:

    1. The tender price is $48.00 per Share, net to you in cash (less any required withholding taxes), without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    2. The Offer is being made for any and all of the issued and outstanding Shares.

    3. A special committee, comprised solely of disinterested directors of the Board of Directors (the "Board") of Urban, has determined that the Merger Agreement (as defined below), the Offer, the Merger (as defined below) and the other transactions contemplated thereby, taken together, are fair to, and advisable and in the best interests of Urban and its stockholders (other than holders of Unit Voting Shares), and voted to recommend to the Board that the Board approve the Merger Agreement, the Offer, the Merger and the other transactions contemplated thereby, subject to the terms and conditions set forth in the Merger Agreement. The Board has determined that the Merger Agreement, the Offer, the Merger and the other transactions contemplated thereby, taken together, are fair to, advisable and in the best interests of Urban and its stockholders and voted to approve the Merger Agreement and recommend acceptance and approval by the holders of Common Shares of the Merger Agreement, the Offer, the Merger and the other transactions contemplated thereby.

    4. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of September 25, 2000 (the "Merger Agreement"), by and among Rodamco NV, Hexalon Real Estate, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Rodamco NV ("Hexalon"), the Purchaser, Head Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Hexalon ("Head Acquisition Corp"), Urban and Urban Shopping Centers, L.P., an Illinois limited partnership. Pursuant to the Merger Agreement, if the Purchaser and certain of its affiliates shall have the right to acquire or otherwise own, pursuant to the Offer or otherwise, in the aggregate, Common Shares entitled to cast at least 90% of the votes entitled to be cast on the Merger, the Purchaser shall assign the rights to acquire Shares tendered in the Offer to Head Acquisition Corp and Head Acquisition Corp shall acquire the Shares tendered pursuant to the Offer. If the Purchaser acquires the Common Shares tendered pursuant to the Offer, Urban shall merge (the "Partnership Merger") with and into the Purchaser with the Purchaser surviving in accordance with Maryland General Corporation Law (the "MGCL") and the Delaware Revised Uniform Limited Partnership Act (the "DRULPA"), pursuant to which each issued and outstanding Share shall be converted into the right to receive the applicable Per Share Amount upon the terms and conditions provided in the Merger Agreement.

    If Head Acquisition Corp acquires the Shares tendered pursuant to the Offer, Head Acquisition Corp shall merge (the "Corporate Merger") with and into Urban with Urban surviving in accordance with the MGCL and Delaware General Corporation Law (the "DGCL"), pursuant to which each outstanding Share shall be converted into the right to receive the applicable Per Share Amount upon the terms and subject to the conditions provided in the Merger Agreement. Following the Corporate Merger, Urban shall immediately merge with and into the Purchaser, with the Purchaser surviving in accordance with the MGCL, the DRULPA and the DGCL (the "Alternative Partnership Merger")(either of (i) the Partnership Merger or (ii) the Corporate Merger and the Alternative Partnership Merger, together being referred to herein as the "Merger"). At the effective time of the Merger (the "Effective Time"), and without any action on the part of the Purchaser or the holder of Shares, each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by Hexalon, the Purchaser, Head Acquisition Corp,

Urban or any of their respective subsidiaries), other than Shares, if any, held by stockholders who validly perfect their appraisal rights, if any, under Maryland law, will be converted into the right to receive the applicable Per Share Amount, in cash, without interest thereon. The Merger Agreement is more fully described in the Offer to Purchase.

    5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer Common Shares with voting power entitled to cast at least 66 2/3% of the votes entitled to be cast on the Merger and (ii) the expiration or termination prior to the expiration of the Offer of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See the Introduction and Section 14 of the Offer to Purchase.

    6. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    7. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, OCTOBER 30, 2000, UNLESS THE OFFER IS EXTENDED.

    8. The Purchaser will pay for Shares only after timely receipt by the Depositary of (i) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer of such Shares and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time, depending upon when Share Certificates or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

    IF YOU WISH TO HAVE US TENDER ANY OR ALL OF THE SHARES HELD BY US FOR YOUR ACCOUNT, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING, DETACHING AND RETURNING TO US THE INSTRUCTION FORM SET FORTH ON THE BACK PAGE OF THIS LETTER. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE BACK PAGE OF THIS LETTER. AN ENVELOPE TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action or pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, it will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Chase Securities Inc. (the Dealer Manager), or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Dated: October 2, 2000

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
Number of Shares to be Tendered:   ----------------------------------------------------
                                                                  Public Common Shares*

                                   ----------------------------------------------------
                                                                    Unit Voting Shares*

                                   ----------------------------------------------------
                                                             Series A Preferred Shares*

                                   ----------------------------------------------------
                                                             Series B Preferred Shares*

Date: ------------------------

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                                   SIGN HERE

  ____________________________________________________________________________
   Signature(s)

   __________________________________________________________________________

   __________________________________________________________________________
   Please type or Print

   __________________________________________________________________________

   __________________________________________________________________________
   Please type or print address

   __________________________________________________________________________
   Area Code and Telephone Number(s)

   __________________________________________________________________________
   Tax Identification or Social Security Number(s)

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------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.